EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-146959) and related Prospectus of Strategic Storage Trust, Inc. for the registration of 110,000,000 shares of common stock and to the inclusion in Post-Effective Amendment No. 1 to the Registration Statement of our report dated February 4, 2008 with respect to the consolidated balance sheet of Strategic Storage Trust, Inc. and Subsidiary as of December 31, 2007, included therein.

Baltimore, Maryland April 29, 2008	/s/ Reznick Group, P.C.